UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholders,

The Board of Directors and management team of Global Net Lease, Inc. (NYSE: GNL) ("GNL" or the "Company") are proud to have executed on several initiatives in 2022. We believe these efforts will generate long-term value in a commercial real estate market that continues to face significant volatility as a result of inflationary pressures, rising interest rates and other challenges.

During the year, we continued to execute our strategy of acquiring and managing a globally diversified portfolio of strategically located commercial real estate properties that are crucial to the success of our high-quality tenants. In particular, our concentrated efforts to diversify our portfolio geographically and execute long-term leases with high-quality tenants resulted in improved performance in several key areas, including:

•	Occupancy: GNL’s portfolio featured 98% occupancy and 100% Original Cash Rent collection thanks to our efforts to diligently and proactively engage with tenants and find innovative solutions to market challenges.

•	Leasing Activity: In the fourth quarter of 2022, GNL completed 12 lease renewals and four tenant expansion projects, totaling 3.8 million square feet. This is expected to generate $154 million of net new straight-line rent over the weighted average remaining lease term, and over 94% of GNL’s leases feature annual cash rental increases. GNL also continued to increase its exposure to what we believe are highly dependable real estate asset classes such as industrial and distribution, in which the Company now has over 56% concentration.

•	Hedging: Executing a successful hedging strategy is particularly important in a challenging macroeconomic environment to reduce adverse impacts from volatile currency and fluctuating interest rates. In 2022, GNL’s comprehensive hedging program generated $9.2 million of realized gains on derivative instruments, utilizing interest rate swaps and fixed rates through forward contracts to convert foreign currencies into dollars and hedge 100% of its 2022 net cash flow from its U.K. properties.

As of December 31, 2022, GNL’s liquidity was approximately $190 million, providing our fully aligned and experienced management team the ability to continue to grow the Company’s highly scalable platform and generate robust cross-border acquisition and leasing activity.

GNL’s definitive proxy statement and accompanying GOLD card is the only one that you need to vote. You might have seen that an activist investor, Blackwells Capital, has filed its own proxy statement with an accompanying white card in what we believe is an effort to create confusion for investors.

Do not be confused. Unless a Maryland court rules otherwise, Blackwells’ nominations and proposals will be disregarded and no proxies or votes in favor of their purported nominees and proposals will be tabulated or recognized at the Annual Meeting.

Be sure to vote the GOLD card – the ONLY way to ensure your vote is counted.

We look forward to executing on our stockholder-focused growth strategy through 2023 and continuing to create lasting value for all stockholders well into the future.

Sincerely,

James L. Nelson

Chief Executive Officer

Important Notice

The statements in this letter that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL’s tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Important Additional Information and Where to Find It

GNL has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from GNL’s shareholders for the Company’s 2023 annual meeting of shareholders. SHAREHOLDERS OF GNL ARE STRONGLY ENCOURAGED TO READ GNL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by GNL with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “Filings and Financials” link in the “Investor Relations” section of GNL’s website, www.globalnetlease.com, or by contacting investorrelations@globalnetlease.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

GNL, its directors and certain of its executive officers are participants in the solicitation of proxies from GNL’s shareholders in connection with matters to be considered at GNL’s 2023 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of GNL’s directors and executive officers in GNL is included in GNL’s Proxy Statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on April 10, 2023, GNL’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and in GNL’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of GNL’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in GNL will be set forth in GNL’s Proxy Statement for its 2023 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.